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                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
                                MIAMI DIVISION

                       Case No. 99-2560-CIV-MORENO/DUBE


H. ROBERT HOLMES, As Trustee for the Holmes
Family Trust, On Behalf of Himself and
All Others Similarly Situated,

                    Plaintiff,
     v.

DALE S. BAKER, GARLAN BRAITHWAITE,
HAROLD M. WOODY, JOSEPH E.
CIVILETTO, GEORGE F. BAKER III,
JEFFREY N. GREENBLATT, AVIATION
SALES COMPANY and ARTHUR ANDERSEN
LLP,

                    Defendants.


                           STIPULATION OF SETTLEMENT
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     This Stipulation of Settlement (the "Stipulation"), dated as of May 6,
2002, is made and entered into by and among the following Settling Parties (as further defined in Section IV hereof) to Holmes v. Dale S. Baker, et al., Southern District of Florida, Case No. 99-2560-CIV-MORENO (the "Litigation"):
(i) the Lead Plaintiffs (on behalf of themselves and the Class), by and through their counsel of record in the Litigation; and (ii) the Defendants, by and through their counsel of record in the Litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in (P)1.17), upon and subject to the terms and conditions hereof (the "Settlement").

                              I.  THE LITIGATION

     The following cases were commenced in the United States District Court for the Southern District of Florida, Miami Division, on or after September 23, 1999: (1) Holmes v. Dale S. Baker, et al., No. 99-2560-CIV-MORENO; (2) Greenberg
v. Dale S. Baker, et al., No. 99-2603-CIV-MORENO; (3) Feil v. Dale S. Baker, et al., No. 99-2965-CIV-MORENO; (4) Smith v. Dale S. Baker, et al., No. 99-2681-CIV-MORENO; (5) Fowler v. Dale S. Baker, et al., No. 99-2710-CIV-GOLD; and (6) Mica v. Dale S. Baker, et al., No. 99-2657-CIV-MORENO. By Order dated January 19, 2000, these actions were consolidated for all purposes under the caption Holmes v. Dale S. Baker, et al., No. 99-2560-CIV-MORENO.

     On January 19, 2000, the Court appointed the Holmes Family Plaintiffs as Lead Plaintiffs, and appointed the law firms of Kaplan Fox & Kilsheimer LLP ("Kaplan Fox"), Milberg Weiss Bershad Hynes & Lerach LLP ("Milberg Weiss") and Myron M. Cherry & Associates as Co-Lead Counsel for the Class.

     On March 13, 2000, plaintiffs filed an Amended Class Action Complaint for violations of the federal securities laws, which alleged violations of Sections 11 and 15 of the Securities Act of 1933 ("Securities Act") and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934

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("Exchange Act"), and Rule 10b-5 promulgated thereunder, against Aviation Sales
Company, now known as TIMCO Aviation Services, Inc. ("AVS"), Dale S. Baker, Garlan Braithwaite, Harold M. Woody, Joseph E. Civiletto and Arthur Andersen LLP ("Arthur Andersen"). That complaint was brought on behalf of all persons who purchased or otherwise acquired AVS stock during the period March 26, 1998 through and including January 28, 2000 or purchased AVS stock in a secondary offering which became effective June 10, 1999.

     On September 14, 2000, plaintiffs filed a Second Amended Complaint which added George F. Baker, III and Jeffrey N. Greenblatt as defendants and extended the class period to April 30, 1997 through and including April 14, 2000. Defendants moved to dismiss the Second Amended Complaint.

     On August 22, 2001, after oral argument, the Honorable Federico Moreno issued an order granting in part and denying in part defendants' motions. The Order denied defendants' motions to dismiss the claims brought under Sections 11 and 15 of the Securities Act, but dismissed the claims brought under Section 10(b) of the Exchange Act with leave to replead, except as to Arthur Andersen, which it dismissed with prejudice with respect to the 10(b) claim.

     On September 21, 2001, plaintiffs filed the Third Amended Complaint (the "Complaint"), On October 22, 2001, AVS and the individual defendants ("Individual Defendants"), against whom the 10(b) claims are alleged, filed new motions to dismiss the Section 10(b) and 20(a) claims. Briefing was completed on those motions on January 15, 2002. The settlement set forth in this Stipulation was reached prior to any decision on these motions.

             II.  DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

     Defendants have denied, and continue to deny, each and every claim and contention alleged by Lead Plaintiffs in the Litigation. Defendants have expressly denied, and continue to deny, all charges of wrongdoing or liability against them arising out of any of the conduct,

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statements, acts or omissions alleged, or that could have been alleged, in the
Litigation. Defendants have also denied, and continue to deny, inter alia, the allegations that Lead Plaintiffs or the Class have suffered damage, that the price of AVS common stock was artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that Lead Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

     Nonetheless, Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Litigation. Defendants have therefore determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

        III.  CLAIMS OF THE LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT

     Lead Plaintiffs believe that the claims asserted in the Litigation have merit and that the evidence developed to date supports the claims. However, Plaintiffs' Co-Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against Defendants through trial and through appeals. Plaintiffs' Co-Lead Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Plaintiffs' Co-Lead Counsel are also mindful of the inherent problems of proof under and possible defenses to the federal securities law violations asserted in the Litigation. Plaintiffs' Co-Lead Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon the Class Members. Based on their evaluation,

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Plaintiffs' Co-Lead Counsel have determined that the Settlement set forth in the
Stipulation is in the best interests of Lead Plaintiffs and the Class Members.

             IV.  TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Lead Plaintiffs (for themselves and the Class) and Defendants, by and through their respective counsel of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation.

1.   Definitions

     As used in the Stipulation the following terms have the meanings specified below:

     1.1 "Authorized Claimant" or "Authorized Claimants" means any member of the Class whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

     1.2 "Claimant" means any Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

     1.3  "Claims Administrator" means the firm of Gilardi & Co. LLC.

     1.4 "Class" means all Persons who purchased or otherwise acquired the stock of AVS during the period April 30, 1997 through and including April 14, 2000, including those Persons who purchased AVS stock in a secondary offering which became effective June 10, 1999 (the "Secondary Offering"). Excluded from the Class are Defendants, members of each of the immediate families of the Individual Defendants, any entity in which any Defendant has or had a controlling interest, current and former directors and officers of AVS and members of their immediate families, current and former partners of Arthur Andersen, and the legal representatives, heirs, successors, or assigns of any such excluded Person or entity.

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     1.5  "Class Member" means a Person who falls within the definition of the
Class as set forth in (P)1.4 of the Stipulation and who has not submitted a valid request for exclusion.

     1.6 "Class Period" means the period April 30, 1997 through and including April 14, 2000.

     1.7 "Defendants" means AVS, Dale S. Baker, Garlan Braithwaite, Harold M. Woody, Joseph E. Civiletto, George F. Baker III, Jeffrey N. Greenblatt and Arthur Andersen.

     1.8 "Effective Date" means the first date by which all of the events and conditions specified in (P)7.1 of the Stipulation have been met and have occurred.

     1.9 "Escrow Agents" shall collectively mean the Arthur Andersen Escrow Agent and the AVS Escrow Agents as defined below:

          (a) "Arthur Andersen Escrow Agent" means the entity designated as the "Escrow Agent" pursuant to the "Escrow Agreement With Defendant Arthur Andersen" entered into by Arthur Andersen and Plaintiffs' Co-Lead Counsel on or about April 18, 2002.

          (b) "AVS Escrow Agents" means the entities designated as the "Escrow Agent" pursuant to the "Escrow Agreement With Aviation Sales Defendants" entered into by counsel for AVS and Plaintiffs' Co-Lead Counsel as of May 6, 2002.

     1.10 "Final" means the later of: (i) if there is an appeal, the date on which the Judgment, which has not been altered, amended or modified in any respect by any Court without express consent by all parties, is no longer subject to any further judicial review or appeal whatsoever, whether by reason of affirmance by a court of last resort, lapse of time, voluntary dismissal of appeal or otherwise; or (ii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court's Judgment approving the Stipulation substantially in the form of Exhibit B hereto; i.e., thirty (30) days after entry of the Judgment.

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For purposes of this paragraph, an "appeal" shall include any request for reargument or reconsideration or petition for a writ of certiorari or other writ that may be filed in connection with approval or disapproval of this settlement. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

     1.11 "Judgment" means the Final Judgment and Order of Dismissal with Prejudice ("Order and Final Judgment") to be rendered by the Court in the form attached hereto as Exhibit B.

     1.12 "Lead Plaintiffs" means H. Robert Holmes, as Trustee for the Holmes Family Trust, H. Robert Holmes IRA, H. Robert Holmes, as General Partner of Gilford Partners, Debra Holmes, Debra Holmes, as Trustee for Kelly E. Holmes, and Debra Holmes, as Trustee for William B. Holmes.

     1.13 "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, agents or assignees.

     1.14 "Plaintiffs' Co-Lead Counsel" means Kaplan Fox & Kilsheimer LLP, Robert N. Kaplan, Christine M. Fox, 805 Third Avenue, 22nd Floor, New York, NY 10022, Telephone (212) 687-1980; Milberg Weiss Bershad Hynes & Lerach LLP, Kenneth J. Vianale, 5355 Town Center Road, Suite 900, Boca Raton, FL 33486, Telephone (561) 361-5000; Myron M. Cherry & Associates, Myron M. Cherry, Daniel Becka, 30 N. LaSalle Street, Chicago, IL 60602, Telephone (312) 372-2100.

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     1.15 "Plan of Allocation" means a plan or formula for allocating the
Settlement Fund to Authorized Claimants after payment of expenses of notice and administration of the Settlement, Taxes and Tax Expenses, and such attorneys' fees, costs, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation and the Released Parties shall have no responsibility or liability with respect thereto.

     1.16 "Released Parties" shall collectively mean the "AVS Released Parties" and the "Arthur Andersen Released Parties" as defined below:

          (a) "AVS Released Parties" means AVS and the Individual Defendants and each of AVS' and the Individual Defendants' past or present directors, officers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, solicitors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which AVS or any of the Individual Defendants has a controlling interest, any members of their immediate families, or any trust of which AVS or any of the Individual Defendants is the settlor or which is for the benefit of AVS or any of the Individual Defendants and/or member(s) of his or her family.

          (b) "Arthur Andersen Released Parties" means Arthur Andersen and each of Arthur Andersen's past or present directors, officers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, solicitors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which in which Arthur Andersen has a controlling interest, any

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members of Arthur Andersen partners' immediate families, or any trust of which
Arthur Andersen is the settlor or which is for the benefit of Arthur Andersen.

     1.17 "Released Claims" shall mean any and all claims, demands, rights, causes of action or liabilities, of every nature and description whatsoever, whether based in law or equity, on federal, state, local, statutory or common law, or any other law, rule or regulation, including both known claims and Unknown Claims (as defined in (P)1.22 below), that have been or could have been asserted directly, indirectly, representatively or in any other capacity, in any forum by the Class Members, or any of them, or the successors or assigns of any of them, whether directly, indirectly, representatively or in any other capacity, against any of the Released Parties, which arise out of, or relate in any way to, the allegations, transactions, facts, events, matters, occurrences, acts, representations or omissions involved, set forth, referred to, or that could have been asserted in the Litigation, including, without limitation, claims for negligence, gross negligence, breach of duty of care, breach of duty of loyalty, breach of duty of candor, fraud, negligent misrepresentation, and breach of fiduciary duty, arising out of, based upon or related in any way to the purchase, acquisition, sale or disposition of AVS securities by any Class Member in the Secondary Offering or during the Class Period.

     1.18 "Representative Plaintiffs" means each plaintiff named in the Litigation.

     1.19 "Representative Plaintiffs' Counsel" means every counsel who has appeared for any Representative Plaintiff in the Litigation.

     1.20 "Settlement Fund" means: (1) the principal amount of Eleven Million, Nine Hundred Thousand Dollars ($11,900,000) paid, in cash, pursuant to (P)(P)2.1 and 2.2 of the Stipulation and delivered to the Escrow Agents, plus any accrued interest; and (2) the securities described in Exhibit C.

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     1.21 "Settling Parties" means, collectively, each of the Defendants and the
Representative Plaintiffs on behalf of themselves and the Class Members.

     1.22 "Unknown Claims" means any and all Released Claims which any Plaintiff or Class Member does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties, which, if known by him, her, or it might have affected his, her or its decision(s) with respect to the Stipulation. With respect to any and all Released Claims, the Settling Parties stipulate and agree that upon the Effective Date, the Lead Plaintiffs and Defendants shall expressly, and each Class Member shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code (S) 1542, which provides:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Lead Plaintiffs and Defendants acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Released Claims was separately bargained for and was a material element of the Settlement.

2.   The Settlement

     a.  The Settlement Fund

     2.1 Pursuant to the Escrow Agreement between Arthur Andersen and Plaintiffs' Co-Lead Counsel, defendant Arthur Andersen transmitted, on or about April 19, 2002, via wire transfer the sum of $400,000 in cash to an account designated by the Arthur Andersen Escrow Agent.

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     2.2 On or before May 8, 2002, defendants, other than Arthur Andersen, shall cause to be transmitted via wire transfer the sum of $11.5 million to an account designated by the AVS Escrow Agents.

     2.3 After the Effective Date, AVS shall cause, at its expense, the securities described in Exhibit C to be distributed, in whole or in part, in accordance with Plaintiffs' Co-Lead Counsel's written instructions.

     2.4 After the Effective Date, the AVS representative to the Escrow Agreement With Aviation Sales Defendants shall resign, as set forth therein.

     2.5 It is contemplated that there will be at least two dates of distribution for both cash and securities: (i) the date of the distribution of attorneys' fees and costs awarded by the Court to plaintiffs' counsel; and (ii) the date of the distribution to Class Members.

     b.  The Escrow Agents

     2.6 The Escrow Agents shall invest the Settlement Fund deposited pursuant to (P)(P)2.1 and 2.2 above in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then current market rates.

     2.7 The Escrow Agents shall not disburse the Settlement Fund except as provided in the Stipulation, or by an order of the Court.

     2.8 Subject to further order and/or directions as may be made by the Court, the Escrow Agents are authorized to execute such transactions on behalf of the Class as are consistent with the terms of the Stipulation.

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     2.9  All funds held by the Escrow Agents shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court. All Settling Parties agree to hold the Escrow Agents harmless for any actions taken by them pursuant to the Stipulation and the Escrow Agreements.

     2.10 After the Court grants preliminary approval of the Stipulation, Plaintiffs' Co-Lead Counsel shall establish a "Class Notice and Administration Fund," and the Escrow Agents shall deposit up to $100,000 from the Settlement Fund into such fund. The Class Notice and Administration Fund may be used by Plaintiffs' Co-Lead Counsel to pay costs and expenses reasonably and actually incurred in connection with providing Notice to the Class, locating members of the Class, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, and processing Proof of Claim and Release forms, provided, however, that no such costs shall be paid prior to Court approval of the Notice Order in (P)3.1, below. The Class Notice and Administration Fund shall also be invested and earn interest as provided for in (P)2.6 of this Stipulation.

     c.   Taxes

     2.11 (a) For the purpose of this (P)2.11, references to the Settlement Fund shall include both the cash portion of the Settlement Fund and the Class Notice and Administration Fund and shall also include any earnings thereon.

          (b) The Settling Parties and the Escrow Agents agree that the cash portion of the Settlement Fund is intended to be at all times a "qualified settlement fund" within the meaning of Treas. Reg. Sec. 1.468B-1. In addition, the Escrow Agents shall timely make such elections as necessary or advisable to carry out the provisions of this (P)2.11, including the

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"relation-back election" (as defined in Treas. Reg. Sec. 1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agents to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

          (c) For the purpose of (S)468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Escrow Agents. The Escrow Agents shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. Sec. 1.468B-2(k)). Such returns (as well as the election described in (P)2.11(b)) shall be consistent with this (P)2.11 and in all events shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the cash portion of the Settlement Fund shall be paid out of the Settlement Fund as provided in (P)2.11(d) hereof.

          (d) All (i) Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon Defendants or Defendants' counsel with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for federal or state income tax purposes ("Taxes"), and (ii) expenses and costs incurred in connection with the operation and implementation of this (P)2.11 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this (P)2.11) ("Tax Expenses"), shall be paid out of the Settlement Fund; in all events Defendants and their counsel

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shall have no liability or responsibility for the Taxes or the Tax Expenses. The
Settlement Fund shall indemnify and hold each of the Defendants and Defendants' counsel harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agents out of the Settlement Fund without prior order from the Court and the Escrow Agents shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Sec. 1.468B-2(l)(2)); neither Defendants nor their counsel are responsible nor shall they have any liability therefor. The parties hereto agree to cooperate with the Escrow Agents, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this (P)2.11.

     d.  Termination of Settlement

     2.12 In the event that the Stipulation is not approved, or is terminated, canceled, or fails to become effective for any reason, the Settlement Fund (including accrued interest net of Taxes and Tax Expenses) less expenses actually incurred or due and owing in connection with notice costs and administration of the Settlement provided for herein, shall be refunded to Defendants as described in (P)7.5 below. Notwithstanding anything herein to the contrary, in the event that the preliminary approval order is not entered, the entire Settlement Fund and interest (net of Taxes and Tax Expenses), including the Class Notice and Administration Fund, shall be refunded by the Escrow Agents pursuant to written instructions from counsel for AVS, as to the principal amount of Eleven Million, Five Hundred Thousand Dollars ($11,500,000) plus interest,

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or Arthur Andersen, as to the principal amount of Four Hundred Thousand Dollars
($400,000) plus interest.

3.   Notice Order and Settlement Hearing

     3.1 Within five (5) business days after execution of the Stipulation, Plaintiffs' Co-Lead Counsel shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the "Notice Order"), substantially in the form of Exhibit A hereto, requesting, inter alia, the certification of the Class for the purpose of settlement, preliminary approval of the Settlement set forth in the Stipulation, including approval for the mailing and publication of a settlement notice (the "Notice"), substantially in the form of Exhibits A-1 and A-3 hereto, which shall include the general terms of the Settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application as defined in
(P)6.1 below and the date of the Settlement Hearing as defined below.

     3.2 Plaintiffs' Co-Lead Counsel shall request that, after Notice is given, the Court hold a hearing (the "Settlement Hearing") and approve the Settlement of the Litigation as set forth herein. At or after the Settlement Hearing, Plaintiffs' Co-Lead Counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.

4.   Releases

     4.1 Upon the Effective Date, as defined in (P)1.8, Lead Plaintiffs and each of the Class Members on behalf of themselves, their heirs, executors, administrators, successors, assigns, officers, and directors, and any persons they represent, all in their capacities as such, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Parties, whether or not such Class Member executes and delivers the Proof of Claim and Release, or otherwise shares in the Settlement Fund.

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     4.2  The Proof of Claim and Release to be executed by Class Members shall be substantially in the form contained in Exhibit A-2 hereto.

     4.3 Upon the Effective Date, as defined in (P)1.8, each of the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Class Members and Plaintiffs' Co-Lead Counsel from all claims (including "Unknown Claims"), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

     4.4 (a) Each Lead Plaintiff and Class Member shall be deemed to have covenanted to refrain from instituting, commencing or prosecuting, either directly, indirectly, representatively or in any other capacity, any and all claims, demands, rights, causes of action or liabilities, of every nature and description whatsoever, whether based in law or equity, on federal, state, local, statutory or common law, or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted directly, indirectly, representatively or in any other capacity, in any forum by the Class Members, or any of them, or the successors or assigns of any of them, against any of the Released Parties, which arise out of, or relate in any way to, or could have been asserted based upon, the allegations, transactions, facts, events, matters, occurrences, acts, representations or omissions involved, set forth, referred to, or which relate directly or indirectly to the Litigation, including, without limitation, claims for negligence, gross negligence, breach of duty of care, breach of duty of loyalty, breach of duty of candor, fraud, negligent misrepresentation, and breach of fiduciary duty.

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     4.4  (b)  The Order and Final Judgment, set forth in Exhibit B hereto, shall include a Final bar order finally discharging the Released Parties (i) from the Released Claims by the Plaintiffs and the Class; and (ii) from all claims for contribution or equitable indemnification by any person or entity, directly, indirectly, representatively or in any other capacity, whether arising under state, federal or common law, based upon, arising out of, relating to, or in connection with the Released Claims of Plaintiffs, the Class or any Class Member.

5. Administration and Calculation of Claims, Final Awards and Supervision and Distribution of Settlement Fund

     5.1 Plaintiffs' Co-Lead Counsel, or their authorized agents, acting on behalf of the Class, and subject to such supervision and direction of the Court as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Net Settlement Fund (defined below) to Authorized Claimants.

     5.2  The Settlement Fund shall be applied as follows:

          (a) To pay all the costs and expenses reasonably and actually incurred in connection with providing Notice, locating members of the Class, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, and processing Proof of Claim and Release forms;

          (b)  To pay the Taxes and Tax Expenses described in (P)2.11 above;

          (c) To pay plaintiffs' counsel's attorneys' fees, expenses and costs with interest thereon (the "Fee and Expense Award"), if and to the extent allowed by the Court; and

          (d) To distribute the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

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

     5.3 Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following:

     5.4 Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit A-2 hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

     5.5 Except as otherwise ordered by the Court, all Class Members who fail to timely submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Judgment.

     5.6 The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Notice and approved by the Court.

     5.7 The Released Parties shall not have any responsibility for, interest in, or liability whatsoever with respect to the providing of notice, the investment or distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection therewith.

     5.8 No Person shall have any claim against Plaintiffs' Co-Lead Counsel or any claims administrator, or other agent designated by Plaintiffs' Co-Lead Counsel, based on the distributions made in accordance with the Stipulation and the Settlement contained therein, the Plan of Allocation, or further orders of the Court.

     5.9 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant's claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceedings relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the Settlement set forth therein, or any other orders entered pursuant to the Stipulation.

6. Representative Plaintiffs' Counsel's Attorneys' Fees and Reimbursement of Expenses

     6.1 Plaintiffs' Co-Lead Counsel may submit an application or applications (the "Fee and Expense Application") for distributions to plaintiffs' counsel from the Settlement Fund for: (a) an award of attorneys' fees; plus (b) reimbursement of expenses, including the fees and expenses of any Lead Plaintiffs, experts or consultants, incurred in connection with prosecuting the Litigation, plus any interest on such attorneys' fees, costs and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid) as may be awarded by the Court. There shall be no distribution from the Settlement Fund for the purposes provided in this (P)6.1 until after the Effective Date. Plaintiffs' Co-Lead Counsel reserve the right to make additional applications for fees and expenses incurred.

     6.2 The attorneys' fees and expenses, including the fees and expenses of experts and consultants, as awarded by the Court, shall be paid to Plaintiffs' Co-Lead Counsel from the Settlement Fund, immediately after the Court executes an order awarding such fees and expenses, provided, however, that no such payments shall be made prior to the Effective Date. Plaintiffs' Co-Lead Counsel shall thereafter allocate the attorneys' fees amongst Representative Plaintiffs' Counsel in a manner in which Plaintiffs' Co-Lead Counsel in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation.

     6.3 The procedure for and the allowance or disallowance by the Court of any application by Plaintiffs' Co-Lead Counsel for attorneys' fees and expenses, including the fees and expenses of experts and consultants, to be paid out of the Settlement Fund, are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceedings relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement of the Litigation set forth therein.

     6.4 The Released Parties shall have no responsibility for, and no liability whatsoever with respect to, any payment to Plaintiffs' Co-Lead Counsel, any Representative Plaintiffs' Counsel, or any other counsel or Person who receives payment from the Settlement Fund.

     6.5 The Released Parties shall have no responsibility for, and no liability whatsoever with respect to, the allocation among Representative Plaintiffs' Counsel and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Litigation.

7.   Conditions of Settlement, Effect of Disapproval, Cancellation or
     Termination

     7.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

          (a) AVS and Arthur Andersen have timely made their contributions to the Settlement Fund as required by (P)2.1 and (P)2.2, respectively, above;

          (b)  The Court has entered the Notice Order as required by (P)3.1;

          (c)  The Court has certified the settlement class;

          (d) There shall not have been notice of intent to withdraw from this Settlement pursuant to (P)7.4. It is the intent of the Settling Parties that any notice of intent to withdraw by Arthur Andersen shall be effective only as to Arthur Andersen, and that any notice of intent to withdraw by AVS and the Individual Defendants shall be effective only as to AVS and the Individual Defendants;

          (e) The Court has entered the Judgment in the form of Exhibit B hereto; and

          (f)  The Judgment has become Final, as defined in (P)1.10, above.

     7.2 Upon the occurrence of all of the events referenced in (P)7.1 above, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished.

     7.3 If all of the conditions specified in (P)7.1 are not met, then the Stipulation shall be canceled and terminated subject to (P)7.6 unless Plaintiffs' Co-Lead Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation.

     7.4 If prior to the Settlement Hearing, Persons who otherwise would be members of the Class have timely requested exclusion ("Requests for Exclusion") from the Class in accordance with the provisions of the Notice Order and the notice given pursuant thereto, and such Persons in the aggregate purchased a number of shares of AVS common stock during the

Class Period in an amount greater than the sum specified in a separate supplemental agreement (the "Supplemental Agreement") between the Settling Parties, AVS shall have the option to terminate the Stipulation, as to the performance of AVS and the Individual Defendants alone, and Arthur Andersen shall have the option to terminate the Stipulation, as to its performance alone, in accordance with the procedures set forth in the Supplemental Agreement. The Supplemental Agreement will not be filed with the Court unless and until a dispute among the Settling Parties concerning its interpretation or application arises. Copies of all Requests for Exclusion received, together with copies of all written revocations of Requests for Exclusion, shall be delivered to Defendants' counsel within three (3) days of receipt by Plaintiffs' Co-Lead Counsel but in no event later than ten (10) business days before the Settlement Hearing.

     7.5 Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within five (5) business days after written notification of such event is sent by counsel for AVS or Arthur Andersen or Plaintiffs' Co-Lead Counsel to the Escrow Agents, the Settlement Fund (including accrued interest), plus any amount then remaining in the Class Notice and Administration Fund (including accrued interest), less expenses and any costs which have either been disbursed, or are chargeable to the Class Notice and Administration Fund, shall be refunded by the Escrow Agents pursuant to written instructions from counsel for AVS or Arthur Andersen, as applicable. At the request of counsel for AVS or Arthur Andersen, the Escrow Agents or their designee shall apply for any tax refund owed to the Settlement Fund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund.

     7.6 In the event that the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the

Settling Parties shall be restored to their respective positions in the Litigation as of the date of this Stipulation. In such event, the terms and provisions of the Stipulation, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Litigation or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys' fees, expenses and interest awarded by the Court to the Representative Plaintiffs or any of their counsel shall constitute grounds for cancellation or termination of the Stipulation.

     7.7 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the Representative Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed from the Class Notice and Administration Fund. However, no funds shall be disbursed for the Class Notice and Administration Fund or any other purpose prior to the Court's approval of the Notice Order in (P)3.1. In addition, any expenses already incurred and chargeable to the Class Notice and Administration Fund pursuant to (P)2.10 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agents in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with (P)7.5 above.

     7.8 (a) If a case is commenced in respect of any Defendant (other than Arthur Andersen) under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Settlement Fund by other Defendants, then, at the election of Plaintiffs' Co-Lead Counsel, upon compliance with
(P)7.8(b), including the return of the cash and securities provided by AVS to the Settlement Fund, the parties shall jointly move the Court to vacate and set aside the releases given and Judgment entered in favor of the AVS Released Parties (other than Arthur Andersen) pursuant to this Stipulation, which releases and Judgment shall be null and void, and Plaintiffs, AVS and the Individual Defendants shall be restored to their respective positions in the litigation as of the date a day prior to the date of this Stipulation, and provided further that the Releases provided pursuant to (P)4.3 by the AVS Released Parties shall also be null and void. The provisions herein shall apply only to the AVS Released Parties, and the Stipulation would remain in full force and effect as to Arthur Andersen and the Arthur Andersen Released Parties.

     7.8 (b) In the event that the Judgment as to AVS and the Individual Defendants is vacated as provided in (P)7.8(a), prior to the distribution of any portion of the $11.5 million or any of the securities provided by AVS to the members of the Class, it is the intention of all parties hereto that all of the $11.5 million (including accrued interest net of Taxes and Tax Expenses, if any), and any of the securities provided by AVS, shall be returned to AVS, subject to and pursuant to(P)7.5, and Plaintiffs' Co-Lead Counsel and the AVS Escrow Agent(s) shall do so unless otherwise ordered by a court of competent jurisdiction. If any portion of the $11.5 million or any portion of the securities provided by AVS shall have already been distributed to the members of the Class, then the provisions of this (P)7.8 shall not apply.

     7.9 (a) If a case is commenced in respect of Arthur Andersen under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed for Arthur

Andersen, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by Arthur Andersen to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Settlement Fund by other Defendants, then, at the election of Plaintiffs' Co-Lead Counsel, upon compliance with (P)7.9(b), including the return of the cash provided by Arthur Andersen in the Settlement Fund, the parties shall jointly move the Court to vacate and set aside the releases given and Judgment entered in favor of the Arthur Andersen Released Parties pursuant to this Stipulation, which releases and Judgment shall be null and void, and Plaintiffs and Arthur Andersen shall be restored to their respective positions in the litigation as of the date a day prior to the date of this Stipulation, and provided further that the Releases provided pursuant to (P)4.3 by the Arthur Andersen Released Parties shall also be null and void. The provisions herein shall apply only to the Arthur Andersen Released Parties, and the Stipulation would remain in full force and effect as to all other Defendants and the AVS Released Parties.

     7.9 (b) In the event that the Judgment as to Arthur Andersen is vacated as provided in (P)7.9(a) prior to the distribution to the members of the Class of any portion of the $400,000 (including accrued interest and net of Taxes and Tax Expenses, if any) provided by Arthur Andersen to the Arthur Andersen Escrow Agent, all such cash shall be returned to Arthur Andersen subject to and pursuant to (P)7.5. If any portion of the $400,000 shall have already been distributed to the members of the Class, then the provisions of this (P)7.9 shall not apply.

     7.10 If Plaintiffs' Counsel shall have received any of the cash or securities constituting a portion of the Settlement Fund at or prior to such time as such cash and/or securities are required to be returned under (P)(P) 7.8 and 7.9 above (as the case may be), then each of Plaintiffs'

Counsel shall, within five days after receiving notice from Defendant's counsel or from the Court to this effect, refund to the Escrow Agents the cash fees and expenses, and refund to AVS the securities, previously paid or distributed to them from the Settlement Fund, plus interest thereon on the cash returned at the same rate as would have been earned on the Settlement Fund had it remained in escrow between the Effective Date and such date. Each such Plaintiffs' Counsel's law firm, as a condition to receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

8.   Miscellaneous Provisions

     8.1 The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

     8.2 Each Defendant warrants as to himself or itself that, at the time any of the payments provided for herein are made on behalf of himself or itself, he or it is not insolvent and such payment will not render him or it insolvent. This representation is made by each Defendant as to himself or itself and is not made by counsel for Defendants.

     8.3 The parties intend this Stipulation to be a final and complete resolution of all disputes between them with respect to the Litigation. The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. Other than the statement that "the Litigation is being settled voluntarily after consultation with competent legal counsel," the Settling Parties will not make any statement to any media representative (whether or not for attribution), regarding the Litigation, information received from other parties during this Litigation, or this Stipulation, provided, however, that AVS may report the terms of the Settlement in its filings with the United States Securities and Exchange Commission. The Final Judgment will contain a statement that during the course of the Litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11. The Final Judgment shall also contain all necessary approvals for issuance of the securities described in Exhibit C pursuant to Section 3(a) (10) of the Securities Act of 1993, and SEC regulations thereunder. The Settling Parties agree that the amount paid to the Settlement Fund and the other terms of the Settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel.

     8.4 Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

     8.5 The Settling Parties and their counsel and agents agree that all information or documents provided by another party during the litigation or mediation shall be treated as confidential information and shall not (a) be disclosed to any other person, and
(b) be used for any other purpose. The Settling Parties further agree that the agreement to preserve the confidentiality of information provided by another party shall continue following entry of the Order and Final Judgment, and that this Court will retain jurisdiction to adjudicate disputes over the treatment of confidential information. Within forty-five (45) days after the Order and Final Judgment becomes final (within the meaning of (P)1.10), all documents produced in this matter shall be returned to the producing party or destroyed, and counsel of record for the receiving party shall certify in writing that all documents produced have been returned to the producing party or destroyed, and shall serve such certification on the producing party.

     8.6 All of the Exhibits to the Stipulation are material and integral parts thereof and are fully incorporated therein by this reference.

     8.7 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

     8.8 The Stipulation and the Exhibits attached thereto and the Supplemental Agreement constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided therein, each party shall bear its own costs.

     8.9 Plaintiffs' Co-Lead Counsel, on behalf of the Class, are expressly authorized by the Lead Plaintiffs to take all appropriate action required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Class which they deem appropriate.

     8.10 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

     8.11 The Stipulation may be executed in one or more counterparts, including by facsimile. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

     8.12 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

     8.13 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

     8.14 The Stipulation and the Exhibits thereto shall be governed by Federal Law, including Rule 23 of the Federal Rules of Civil Procedure.

     8.15 To the extent not covered by Federal Law, the Stipulation and the Exhibits thereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Florida, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Florida without giving effect to that State's choice of law principles.

                          [Signatures on next pages]

     IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of May 6, 2002.

                                MILBERG WEISS BERSHAD HYNES
                                & LERACH LLP


                                By:/s/ Kenneth J. Vianale
                                   --------------------------------------
                                     Kenneth J. Vianale (Fla. Bar No. 169668)

                                5355 Town Center Road, Suite 900
                                Boca Raton, FL 33486
                                Tel:  (561) 361-5000
                                Fax:  (561) 367-8400

                                KAPLAN FOX & KILSHEIMER LLP


                                By:/s/ Robert N. Kaplan
                                   --------------------------------------
                                     Robert N. Kaplan (admitted pro hac vice)
                                     Christine M. Fox (admitted pro hac vice)

                                805 Third Avenue, 22nd Floor
                                New York, NY 10022
                                Tel: (212) 687-1980
                                Fax: (212) 687-7714

                                MYRON M. CHERRY & ASSOCIATES


                                By:/s/ Myron M. Cherry
                                   --------------------------------------
                                     Myron M. Cherry (admitted pro hac vice)
                                     Daniel Becka (Fla. Bar No. 0137601)

                                30 N. LaSalle Street
                                Chicago, IL 60602
                                Tel: (312) 372-2100
                                Fax: (312) 853-0279

                                Plaintiffs' Co-Lead Counsel

                                AKERMAN, SENTERFITT & EIDSON, P.A.


                                By:/s/ Stanley H. Wakshlag
                                   --------------------------------------
                                     Stanley H. Wakshlag (Fla Bar No. 266264)

                                One S.E. 3rd Avenue, 28th Floor
                                Miami, FL 33131
                                Tel: (305) 374-5600
                                Fax: (305) 374-5095

                                Counsel for Defendant Aviation Sales Company, n/k/a TIMCO Aviation Services, Inc.

                                ARNOLD & PORTER


                                By:/s/ John A. Freedman
                                   --------------------------------------
                                     Scott B. Schreiber (admitted pro hac vice)
                                     John A. Freedman (admitted pro hac vice)

                                Thurman Arnold Building
                                555 Twelfth Street, N.W.
                                Washington, D.C. 20004-1202
                                Tel:  (202) 942-5000
                                Fax:  (202) 942-5999

                                HARKE & CLASBY
                                Lance A. Harke, Esq.
                                155 South Miami Avenue, Suite 600
                                Miami, Florida 33130
                                Tel:  (305) 536-8220
                                Fax:  (305) 536-8229

                                Counsel for Defendant Arthur Andersen LLP

                                STEEL HECTOR & DAVIS LLP


                                By: /s/ Lewis F. Murphy
                                   -----------------------
                                      Lewis F. Murphy P.A.
                                      Wendy S. Leavitt

                                200 South Biscayne Boulevard
                                Miami, FL 33131-2398
                                Tel:   (305) 577-7000
                                Fax:   (305) 577-7001

                                Counsel for Defendant Garlan Braithwaite

                                HOMER, BONNER & DELGADO, P.A.


                                By:  /s/ R. Lawrence Bonner
                                   -------------------------------
                                      R. Lawrence Bonner


                                3400 Bank of America Tower at International
                                Place 100 Southeast 2nd Street
                                Miami, FL 33131
                                Tel:  (305) 350-5100
                                Fax:  (305) 372-2738

                                Counsel for Defendant Joseph E. Civiletto

                                ARAGON, BURLINGTON, WEIL & CROCKETT, S.A.


                                By: /s/ Jeffrey Crockett
                                   --------------------------
                                      Jeffrey Crockett
                                      Sean Santini

                                2699 South Bayshore Drive, Penthouse
                                Miami, Florida 33133
                                Tel:   (305) 858-2900
                                Fax:   (305) 858-5261

                                Counsel for Defendants Dale S. Baker and Harold
                                M. Woody

                                GREENBERG TRAURIG P.A.


                                By: /s/ Hilarie Bass
                                   -------------------------------
                                      Hilarie Bass

                                1221 Brickell Avenue
                                Miami, Florida 33131
                                Tel:  (305) 579-0500
                                Fax:  (305) 579-0717

                                BAKER BOTTS L.L.P.


                                By: /s/ James E. Maloney
                                   -------------------------------
                                      James E. Maloney, Esq.

                                One Shell Plaza
                                910 Louisiana Street
                                Houston, Texas 77002-4995
                                Tel:  713-229-1255
                                Fax:  713-229-7755

                                Counsel for Defendants Jeffrey N. Greenblatt and George F. Baker, III